UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 14, 2021

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Park Plaza Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2021, Paratek Pharmaceuticals, Inc. (the “Company”) entered into a supply agreement (the “Agreement”) with CARBOGEN AMCIS AG (“Carbogen”). The Agreement provides for the terms and conditions under which Carbogen will manufacture and supply to the Company the active pharmaceutical ingredient for the Company’s omadacycline product in bulk quantities (the “Carbogen Product”). Under the Agreement, the Company is responsible for the cost and supply of crude omadacycline that Carbogen requires to manufacture Carbogen Product and perform related services. The Company is obligated to initially pay Carbogen an amount in the high six-digit U.S. dollar range per batch of Carbogen Product that the Company orders, and the price may be adjusted in accordance with the terms of the Agreement. The Company may also request that Carbogen perform certain services related to the Carbogen Product, for which the Company will pay reasonable compensation to Carbogen.

The Agreement will remain in effect for a fixed initial term. If neither party has provided notice of its intent to terminate the Agreement prior to the end of the initial term, then the Agreement will automatically be extended for a fixed period of time. The Agreement may be terminated under certain circumstances, including by either party delivering notice of termination following the initial term, or by either party due to a material uncured breach by the other party or the other party’s insolvency.

The foregoing is a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to a Company’s future Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: July 14, 2021	By:	/s/ William M. Haskel
Name: William M. Haskel
Title: Chief Legal Officer, General Counsel and Corporate Secretary